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                                                                   EXHIBIT 10.19

                           EXODUS COMMUNICATIONS, INC.


                     INTERNET DATA CENTER SERVICES AGREEMENT


THIS INTERNET DATA CENTER SERVICES AGREEMENT (the "Agreement") is made effective as of the Submission Date (March 31, 1999) indicated in the initial Internet Data Center Services Order Form accepted by Exodus, by and between Exodus Communications, Inc. ("Exodus") and the customer identified below ("Customer").

PARTIES:

CUSTOMER NAME:             nFRONT

ADDRESS:                   520 Guthridge Ct., Suite 100
                           Norcross, GA   30092

PHONE:                     (770) 209-4460

FAX:                       (770) 209-9093

EXODUS COMMUNICATIONS, INC.
2831 Mission College Blvd.
Santa Clara, CA  95055-1838
Phone:   (408) 346-2200
Fax:     (408) 346-2420

1. INTERNET DATA CENTER SERVICES.

    Subject to the terms and conditions of this Agreement, during the term of this Agreement, Exodus will provide to Customer the services described in the Internet Data Center Services Order Form(s) ("IDC Services Order Form(s)") accepted by Exodus, or substantially similar services if such substantially similar services would provide Customer with substantially similar benefits ("Internet Data Center Services"). All IDC Services Order Forms accepted by Exodus are incorporated herein by this reference, each as of the Submission Date indicated in such form.

2. FEES AND BILLING.

    2.1 Fees. Customer will pay all fees due according to the IDC Services Order Form(s).

    2.2 Billing Commencement. Billing for Internet Data Center Services, other than Setup Fees, indicated in the initial IDC Services Order Form shall commence on the earlier to occur of (i) the "Installation Date" indicated in the initial IDC Services Order Form, regardless of whether the Customer has commenced use of the Internet Data Center Services. Unless Customer is unable to install the Customer Equipment and/or use the Internet Data Center Services by the Installation Date due to the fault of Exodus, then billing will not begin until the date Exodus has remedied such fault and (ii) the date the "Customer Equipment" (Customer's computer hardware and other tangible equipment, as identified in the Customer Equipment List which is incorporated herein by this reference) is placed by Customer in the "Customer Area" (the portion(s) of the Internet Data Centers, as defined in Section 3.1 below, made available to Customer hereunder for the placement of Customer Equipment) and is operational. All Setup Fees will be billed upon receipt of a Customer signed IDC Services Order Form. In the event that Customer orders additional Internet Data Center Services, billing for such services shall commence on the date Exodus first provides such additional Internet Data Center Services to Customer or as otherwise agreed to by Customer and Exodus.

    2.3 Billing and Payment Terms. Customer will be billed monthly in advance of the provision of Internet Data Center Services, and payment of such fees will be due within thirty (30) days of the date of each Exodus invoice.


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All payments will be made in U.S. dollars. Late payments hereunder will accrue interest at a rate of one and one-half percent (1 1/2%) per month, or the highest rate allowed by applicable law, whichever is lower. If Customer is delinquent in its payments to Exodus, then upon written notice to Customer, Exodus may modify the payment terms to require full payment before the provision of Internet Data Center Services or other assurances to secure Customer's payment obligations hereunder.

    2.4 Taxes. All payments required by this Agreement are exclusive of all national, state, municipal or other governmental excise, sales, value-added, use, personal property, and occupational taxes, excises, withholding taxes and obligations and other levies now in force or enacted in the future, all of which Customer will be responsible for and will pay in full, except for taxes based on Exodus' net income.

3. CUSTOMER'S OBLIGATIONS.

    3.1 Compliance with Law and Rules and Regulations. Customer agrees that Customer will comply at all times with all applicable laws and regulations and Exodus' general rules and regulations relating to its provision of Internet Data Center Services, as updated by Exodus from time to time ("Rules and Regulations"). Customer acknowledges that Exodus exercises no control whatsoever over the content of the information passing through its sites containing the Customer Area and equipment and facilities used by Exodus to provide Internet Data Center Services ("Internet Data Centers"), and that it is the sole responsibility of Customer to ensure that the information it transmits and receives complies with all applicable laws and regulations.

    3.2 Customer's Costs. Customer agrees that it will be solely responsible, and at Exodus's request will reimburse Exodus, for all costs and expenses (other than those included as part of the Internet Data Center Services and except as otherwise expressly provided herein) it incurs in connection with this Agreement provided that such costs and expenses are approved by Customer.

    3.3 Access and Security. Customer will be fully responsible for any charges, costs, expenses (other than those included in the Internet Data Center Services or to be provided by Exodus as set forth in this Agreement), that may result from its use of, or access to, the Internet Data Centers and/or the customer Area including but not limited to any unauthorized use of any access devices provided by Exodus hereunder. Except with the advanced written consent of Exodus. Customer's access to the Internet Data Centers will be limited solely to the individuals identified and authorized by Customer to have access to the Internet Data Centers and the Customer Area in accordance with this Agreement, as identified in the Customer Registration Form, as amended from time to time, which is hereby incorporated by this reference ("Representatives").

    3.4 No Competitive Services. Customer may not at any time permit any Internet Data Center Services to be utilized for the provision of any services that compete with any Exodus services, with Exodus' prior written consent.

    3.5 Insurance.

    (a) Minimum Levels. Customer will keep in full force and effect during the term of this Agreement: (i) comprehensive general liability insurance in an amount not less than $1 million per occurrence for bodily injury and property damage; (ii) employer's liability insurance in an amount not less than $1 million per occurrence; and (iii) workers' compensation insurance in an amount not less than that required by applicable law. Customer also agrees that it will, and will be solely responsible for ensuring that its agents (including contractors and subcontractors) maintain, other insurance at levels no less than those required by applicable law and customary in Customer's and its agents' industries.

    (b) Certificates of Insurance. Prior to installation of any Customer Equipment in the Customer Area, Customer will furnish Exodus with certificates of insurance which evidence the minimum levels of insurance set forth above.

    (c) Customer will notify Exodus of any cancellation or material change in coverage required in Section 3.5(a).

4. CONFIDENTIAL INFORMATION.

    4.1 Confidential Information. Each party acknowledges that it will have access to certain confidential information of the other party concerning the other party's business, plans, customers, technology, and products, including the terms and conditions of this Agreement ("Confidential Information"). Confidential Information will


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include, but not be limited to, each party's proprietary software and customer information. Each party agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by this Agreement, nor disclose to any third party (except as required by law or to that party's attorneys, accountants and other advisors as reasonably necessary), any of the other party's Confidential Information and will take reasonable precautions to protect the confidentiality of such information.

    4.2 Exceptions. Information will not be deemed Confidential Information hereunder if such information: (i) is know to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (ii) becomes known (independently of disclosure by the disclosing party) to the receiving party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the receiving party; or (iv) is independently developed by the receiving party.

5. REPRESENTATIONS AND WARRANTIES.

    5.1 Warranties by Customer.

    (a) Customer Equipment. Customer represents and warrants that it owns or has the legal right and authority, and will continue to own or maintain the legal right and authority during the term of this Agreement, to place and use the Customer Equipment as contemplated by this Agreement. Customer further represents and warrants that its placement, arrangement, and use of the Customer Equipment in the Internet Data Centers complies with the Customer Equipment Manufacturer's environmental and other specifications.

    (b) Customer's Business. Customer represents and warrants that Customer's services, products, materials, data, information and Customer Equipment used by Customer in connection with this Agreement as well as Customer's and its permitted customers' and users' use of the Internet Data Center Services (collectively, "Customer's Business") does not as of the Installation Date, and will not during the term of this Agreement operate in any manner that would violate any applicable law or regulation.

    (c) Rules and Regulations. Customer has read the Rules and Regulations provided to it and represents and warrants that Customer and Customer's Business are currently in full compliance with the Rules and Regulations, and will remain so at all times during the term of this Agreement.

    (d) Breach of Warranties. In the event of any breach, or reasonably anticipated breach, of any of the foregoing warranties, in addition to any other remedies available at law or in equity, Exodus will have the right immediately, in Exodus' sole discretion, to suspend any related Internet Data Center Services if deemed reasonably necessary by Exodus to prevent any harm to Exodus and its business.

    5.2 Warranties and Disclaimers by Exodus.

    (a) Service Level Warranty. In the event Customer experiences any of the following and Exodus determines in its reasonable judgment that such inability was caused by Exodus' failure to provide Internet Data Center Services for reasons within Exodus' reasonable control and not as a result of any actions or inactions of Customer or any third parties (including Customer Equipment and third party equipment), Exodus will, upon Customer's request in accordance with paragraph (iii) below, credit Customer's account as described below:

    (i) Inability to Access the Internet (Downtime). If Customer is unable to transmit and receive information from Exodus' Internet Data Centers (i.e., Exodus' LAN and WAN) to other portions of the Internet because Exodus failed to provide the Internet Data Center Services for more than fifteen (15) consecutive minutes, Exodus will credit Customer's account the pro-rata connectivity charges (i.e., all bandwidth related charges) for one (1) day of service, up to an aggregate maximum credit of connectivity charges for seven (7) days of service in any one (1) calendar month. Exodus' scheduled maintenance of the Internet Data Centers and Internet Data Center Services, as described in the Rules and Regulations, shall not be deemed to be a failure of Exodus to provide Internet Data Center Services. For purposes of the foregoing, "unable to transmit and receive" shall mean sustained packet loss in excess of 50% based on Exodus' measurements.

    (ii) Packet Loss and Latency. Exodus does not proactively monitor the packet loss or transmission latency of specific customers. Exodus does, however, proactively monitor the aggregate packet loss and transmission latency


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within its LAN and WAN. In the event that Exodus discovers (either from its own efforts or after being notified by Customer) that Customer is experiencing packet loss in excess of one percent (1%) ("Excess Packet Loss") or transmission latency in excess of 120 milliseconds round trip time (based on Exodus' measurements) between any two Internet Data Centers within Exodus' U.S. network (collectively, "Excess Latency", and with Excess Packet Loss "Excess Packet Loss/Latency"), and Customer notifies Exodus (or confirms that Exodus has notified Customer), Exodus will take all actions necessary to determine the source of the Excess Packet Loss/Latency.

    (A) Time to Discover Source of Excess Packet Loss/Latency; Notification of Customer. Within two (2) hours of discovering the existence of Excess Packet Loss/Latency, Exodus will determine whether the source of the Excess Packet Loss/Latency is limited to the Customer Equipment and the Exodus equipment connecting the Customer Equipment to Exodus' LAN ("Customer Specific Packet Loss/Latency"). If the Excess Packet Loss/Latency is not a Customer Specific Packet Loss/Latency, Exodus will determine the source of the Excess Packet Loss/Latency within two (2) hours after determining that it is not a Customer Specific Packet Loss/Latency. In any event, Exodus will notify Customer of the source of the Excess Packet Loss/Latency within sixty (60) minutes after identifying the source.

    (B) Remedy of Excess Packet Loss/Latency. If the Excess Packet Loss/Latency remedy is within the sole control of Exodus, Exodus will remedy the Excess Packet Loss/Latency within two (2) hours of determining the source of the Excess Packet Loss/Latency. If the Excess Packet Loss/Latency is caused from outside of the Exodus LAN or WAN, Exodus will notify Customer and will use commercially reasonable efforts to notify the party(ies) responsible for the source and cooperate with it (them) to resolve the problem as soon as possible.

    (C) Failure to Determine Source and/or Resolve Problem. In the event that Exodus is unable to determine the source of and remedy the Excess Packet Loss/Latency within the time periods described above (where Exodus was solely in control of the source), Exodus will credit Customer's account the pro-rata connectivity charges for one (1) day of service for every two (2) hours after the time periods described above that is takes Exodus to resolve the problem, up to an aggregate maximum credit of connectivity charges for seven (7) days of service in any one (1) month.

    (iii) Customer Must Request Credit. To receive any of the credits described in this section 5.2(a), Customer must notify Exodus within seven (7) days from the time Customer becomes eligible to receive a credit. Failure to comply with this requirement will forfeit Customer's right to receive a credit.

    (iv) Remedies Shall Not Be Cumulative; Maximum Credit. In the event that Customer is entitled to multiple credits hereunder arising from the same event, such credits shall not be cumulative and Customer shall be entitled to receive only the maximum single credit available for such event. In no event will Exodus be required to credit Customer in any one (1) calendar month connectivity charges in excess of seven (7) days of service. A credit shall be applied only to the month in which there was the incident that resulted in the credit. Customer shall not be eligible to receive any credits for periods in which Customer received any Internet Data Center Services free of charge.

    (v) Termination Option for Chronic Problems. If, in any single calendar month, Customer would be able to receive credits totaling fifteen (15) or more days (but for the situation in paragraph (iv) above) resulting from three (3) or more events during such calendar month or, if any single event entitling customer to credits under paragraph 5.2(a)(i) exists for a period of eight (8) consecutive hours, then, Customer may terminate this Agreement for cause and without penalty by notifying Exodus within five (5) days following the end of such calendar month. Such termination will be effective thirty (30) days after receipt of such notice by Exodus.

THIS WARRANTY DOES NOT APPLY TO ANY INTERNET DATA CENTER SERVICES THAT EXPRESSLY EXCLUDE THIS WARRANTY (AS DESCRIBED IN THE SPECIFICATION SHEETS FOR SUCH PRODUCTS). THIS SECTION 5.2(a) STATES CUSTOMER'S SOLE AND EXCLUSIVE REMEDY FOR ANY FAILURE BY EXODUS TO PROVIDE INTERNET DATA CENTER SERVICES [P0LICIES?].

    (b) Year 2000 Performance Compliance. Exodus represents and warrants that all IDC Services will (1) correctly handle date information before, during and after January 1, 2000, accepting date input, providing date output and performing calculation on dates or portions of dates; (2) function accurately and without interruption before, during and after January 1, 2000 without changes in operation associated with the advent of the new century assuming correct configuration; (3) respond to two digit date input in a way that resolves the ambiguity as to


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century in a disclosed, defined and pre-determined manner; (4) store and provide output of date information in ways that are unambiguous as to century; and (5) manage the leap occurring in the year 2000, following the quad-centennial rule. In the event of any breach of the warranties under this Section 5.2(b), Customer's sole remedy shall be its ability to terminate this Agreement.

    (c) No Other Warranty. EXCEPT FOR THE EXPRESS WARRANTY SET OUT IN SUBSECTION
(a) ABOVE, THE INTERNET DATA CENTER SERVICES ARE PROVIDED ON AN "AS-IS" BASIS, AND CUSTOMER'S USE OF THE INTERNET DATA CENTER SERVICES IS AT ITS OWN RISK. EXODUS DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY AND ALL OTHER EXPRESS AND/OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT AND TITLE, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE. EXODUS DOES NOT WARRANT THAT THE INTERNET DATA CENTER SERVICES WILL BE UNINTERRUPTED, ERROR-FREE, OR COMPLETELY SECURE.

    (d) Disclaimer of Actions Caused by and/or Under the Control of Third Parties. EXODUS DOES NOT AND CANNOT CONTROL THE FLOW OF DATA TO OR FROM EXODUS' INTERNET DATA CENTERS AND OTHER PORTIONS OF THE INTERNET. SUCH FLOW DEPENDS IN LARGE PART ON THE PERFORMANCE OF INTERNET SERVICES PROVIDED OR CONTROLLED BY THIRD PARTIES. AT TIMES, ACTIONS OR INACTIONS CAUSED BY THESE THIRD PARTIES CAN PRODUCE SITUATIONS IN WHICH EXODUS' CUSTOMERS' CONNECTIONS TO THE INTERNET (OR PORTIONS THEREOF) MAY BE IMPAIRED OR DISRUPTED. ALTHOUGH EXODUS WILL USE COMMERCIALLY REASONABLE EFFORTS TO TAKE ACTIONS IT DEEMS APPROPRIATE TO REMEDY AND AVOID SUCH EVENTS, EXODUS CANNOT GUARANTEE THAT THEY WILL NOT OCCUR. ACCORDINGLY, EXODUS DISCLAIMS ANY AND ALL LIABILITY RESULTING FROM OR RELATED TO SUCH EVENTS.

6. LIMITATIONS OF LIABILITY.

    6.1. Personal Injury. EACH REPRESENTATIVE AND ANY OTHER PERSONS VISITING
THE INTERNET DATA CENTERS DOES SO AT ITS OWN RISK AND EXODUS ASSUMES NO LIABILITY WHATSOEVER FOR ANY HARM TO SUCH PERSONS RESULTING FROM ANY CAUSE OTHER THAN EXODUS' NEGLIGENCE OR WILLFUL MISCONDUCT RESULTING IN PERSONAL INJURY TO SUCH PERSONS DURING SUCH A VISIT.

    6.2 Damages to Customer Equipment or Business. EXODUS ASSUMES NO LIABILITY FOR ANY DAMAGE TO, OR LOSS RELATING TO, CUSTOMER'S BUSINESS RESULTING FROM ANY CAUSE WHATSOEVER. EXODUS ASSUMES NO LIABILITY FOR ANY DAMAGE TO, OR LOSS OF, ANY CUSTOMER EQUIPMENT RESULTING FROM ANY CAUSE OTHER THAN EXODUS' NEGLIGENCE OR WILLFUL MISCONDUCT. TO THE EXTENT EXODUS IS LIABLE FOR ANY DAMAGE TO, OR LOSS OF, THE CUSTOMER EQUIPMENT FOR ANY REASON SUCH LIABILITY WILL BE LIMITED SOLELY TO THE THEN-CURRENT REPLACEMENT VALUE OF THE CUSTOMER EQUIPMENT.

    6.3 Exclusions. EXCEPT AS SPECIFIED IN SECTIONS 6.1 AND 6.2, IN NO EVENT WILL EXODUS BE LIABLE TO CUSTOMER, ANY REPRESENTATIVE, OR ANY THIRD PARTY FOR ANY CLAIMS ARISING OUT OF OR RELATED TO THIS AGREEMENT. CUSTOMER EQUIPMENT, CUSTOMER'S BUSINESS OR OTHERWISE, AND ANY LOST REVENUE, LOST PROFITS, REPLACEMENT GOODS, LOSS OF TECHNOLOGY, RIGHTS OR SERVICES, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, LOSS OF DATA, OR INTERRUPTION OR LOSS OF USE OF SERVICE OR OF ANY CUSTOMER EQUIPMENT OR CUSTOMER'S BUSINESS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE) STRICT LIABILITY OR OTHERWISE.

    6.4 Basis of the Bargain; Failure of Essential Purpose. Customer acknowledges that Exodus has set its prices and entered into this Agreement in reliance upon the limitations of liability and the disclaimers of warranties and damages set forth herein, and the same form an essential basis of the bargain between the parties. The parties agree that the limitations and exclusions of liability and disclaimers specified in this Agreement will survive and apply even if found to have failed of their essential purpose.


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    6.5 IN NO EVENT WILL CUSTOMER BE LIABLE TO EXODUS, ANY REPRESENTATIVE OR
THIRD PARTY FOR ANY LOST REVENUE, LOST PROFITS, REPLACEMENT GOODS, LOSS OF TECHNOLOGY, RIGHTS OR SERVICES, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, LOSS OF DATA, OR INTERRUPTION OR LOSS OF USE OF SERVICE OR ANY THIRD PARTY EQUIPMENT OR MATERIALS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EITHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE.

7. INDEMNIFICATION.

    7.1 Exodus' Indemnification of Customer. Exodus will indemnify, defend and hold Customer harmless from and against any and all costs, liabilities, losses and expenses (including, but not limited to, reasonable attorneys' fees)(collectively, "Losses") resulting from any claim, suit, action, or proceeding (each, an "Action") brought against Customer alleging (i) the infringement of any copyright or patent resulting from the provision of Internet Data Center Services pursuant to this Agreement (but excluding any infringement contributorily caused by Customer's Business or Customer Equipment), (ii) personal injury to Customer or its Representative from Exodus's negligence or willful misconduct.

    7.2 Customer's Indemnification of Exodus. Customer will indemnify, defend and hold Exodus, its affiliates and customers harmless from and against any and all Losses resulting from or arising out of any Action brought by or against Exodus, its affiliates or customers alleging: (a) with respect to the Customer's Business; (i) infringement or misappropriation of any intellectual property rights; (ii) defamation, libel, slander, obscenity, pornography, or violation the rights of privacy or publicity; or (iii) spamming, or any other offensive, harassing or illegal conduct or violation of the Rules and Regulations; (b) any damage or destruction to the Customer Area, the Internet Data Centers or the equipment of Exodus or any other customer by Customer or Representative(s) or Customer's designees; or (c) any other damage arising from the Customer Equipment or Customer's Business.

    7.3 Notice. Each party will provide the other party prompt written notice upon the existence of any such event of which it becomes aware, and an opportunity to participate in the defense thereof.

8. TERM AND TERMINATION.

    8.1 Term. This Agreement will be effective for a period of one (1) year from the Installation Date, unless earlier terminated according to the provisions of this Section 8. The Agreement will automatically renew for additional terms of one (1) year each.

    8.2 Termination.

    (a) For Convenience.

      (i) By Customer During First Thirty Days. Customer may terminate this Agreement for convenience by providing written notice to Exodus at any time during the thirty (30) day period beginning on the Installation Date.

      (ii)By Either Party. Either party may terminate this Agreement for convenience at any time effective after the first (1st) anniversary of the Installation Date by providing ninety (90) days' prior written notice to the other party at any time thereafter.

    (b) For Cause. Either party will have the right to terminate this Agreement if: (i) the other party breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice of the same, except in the case of failure to pay fees, which must be cured within five (5) days after receipt of written notice from Exodus;
(ii) the other party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or (iii) the other party comes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing.

    8.3 No Liability for Termination. Neither party will be liable to the other for any termination or expiration of this Agreement in accordance with its terms.

    8.4 Effect on Termination. Upon the effective date of expiration or termination of this Agreement: (a) Exodus will immediately cease providing the Internet Data Center Services; (b) any and all payment obligations of


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Customer under this Agreement will become due immediately; (c) within thirty
(30) days after such expiration or termination, each party will return all Confidential Information of the other party in its possession at the time of expiration or termination and will not make or retain any copies of such Confidential Information except as required to comply with any applicable legal or accounting record keeping requirement; and (d) Customer will remove from the Internet Data centers all Customer Equipment and any of its other property within the Internet Data Centers within seven (7) days of such expiration or termination and return the Customer Area to Exodus in the same condition as it was on the Installation Date, normal wear and tear excepted. If Customer does not remove such property within such five-day period, Exodus will have the option to (i) move any and all such property to secure storage and charge Customer for the cost of such removal and storage, and/or (ii) liquidate the property in any reasonable manner.

    8.5 Survival. The following provisions will survive any expiration or termination of the Agreement: Sections 2, 3, 4, 5, 6, 7, 8 and 9.

9. MISCELLANEOUS PROVISIONS.

    9.1 Force Majeure. Except for the obligation to pay money, neither party will be liable for any failure or delay in its performance under this Agreement due to any cause beyond its reasonable control, including act of war, acts of God, earthquake, flood, embargo, riot, sabotage, labor shortage or dispute, governmental act or failure of the Internet, provided that the delayed party:
(a) gives the other party prompt notice of such cause; and (b) uses its reasonable commercial efforts to correct promptly such failure or delay in performance.

    9.2 No Lease. This Agreement is a services agreement and is not intended to and will not constitute a lease of any real or personal property. Customer acknowledges and agrees that (i) it has been granted only a license to occupy the Customer Space and use the Internet Data Centers and any equipment provided by Exodus in accordance with this Agreement; (ii) Customer has not been granted any real property interest in the Customer Space or Internet Data Centers; and
(iii) Customer has no rights as a tenant or otherwise under any real property or landlord/tenant laws, regulations or ordinances. For good cause, including the exercise of any rights under Section 8.5 above, Exodus may suspend the right of any Representative or other person to visit the Internet Data Centers.

    9.3 Marketing. Customer agrees that with Customer's approval Exodus may refer to Customer by trade name and trademark, and may briefly describe Customer's Business, in Exodus' marketing materials and web site. Customer hereby grants Exodus a license to use any Customer trade names and trademarks solely in connection with the rights granted to Exodus pursuant to this Section 9.3.

    9.4 Government Regulations. Customer will not export, re-export, transfer or make available, whether directly or indirectly, any regulated item or information to anyone outside the U.S. in connection with this Agreement without first complying with all export control laws and regulations which may be imposed by the U.S. Government and any country or organization of nations within whose jurisdiction Customer operates or does business.

    9.5 Non-Solicitation. During the period beginning on the Installation Date and ending on the first anniversary of the termination or expiration of this Agreement in accordance with its terms, each party agrees that it will not, and will ensure that its affiliates do not directly or indirectly, solicit or attempt to solicit for employment any persons employed by the other party during such period.

    9.6 Governing Law: Dispute Resolution; Severability; Waiver. This Agreement is made under and will be governed by and construed in accordance with the laws of the State of California (except that body of law controlling conflicts of law) and specifically excluding from application of this Agreement that law known as the United Nations Convention on the International Sale of Goods. Any dispute relating to the terms, interpretation or performance of this Agreement (other than claims for preliminary injunctive relief or other pre-judgment remedies) will be resolved at the request of either party through binding arbitration. Arbitration will be conducted in Santa Clara County, California, under the rules and procedures of the Judicial Arbitration and Mediation Society ("JAMS"). The parties will request the JAMS appoint a single arbitrator possessing knowledge of online services agreements; however, the arbitration will proceed even if such a person is unavailable. In the event any provision of this Agreement is held by a tribunal of competent jurisdiction to be contrary to the law, the remaining provisions of this Agreement will remain in full force and effect. The waiver of any breach or default of this Agreement will not


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constitute a waiver of any subsequent breach or default, and will not act to amend or negate the rights of the waiving party.

    9.7 Assignment; Notices. Customer may not assign its rights or delegate its duties under this Agreement either in whole or in part without the prior written consent of Exodus, except that Customer may assign this Agreement in whole as part of a corporate reorganization, consolidation, merger, or sale of substantially all of its assets. Any attempted assignment or delegation without such consent will be void. Exodus may assign this Agreement in whole or part in connection with a grant of security interest to lenders participating in a senior secured credit facility syndicated by Goldman, Sachs and Co. This Agreement will bind and inure to the benefit of each party's successors and permitted assigns. Any notice or communication required or permitted to be given hereunder may be delivered by hand, deposited with an overnight courier, sent by confirmed facsimile, or mailed by registered or certified mail, return receipt requested, postage prepaid, in each case to the address of the receiving party indicated on the signature page hereof, or at such other address as may hereafter be furnished in writing by either party hereto to the other. Such notice will be deemed to have been given as of the date it is delivered, mailed or sent, whichever is earlier.

    9.8 Relationship of Parties. Exodus and Customer are independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise or agency between Exodus and Customer. Neither Exodus nor Customer will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent, except as otherwise expressly provided herein.

    9.9 Entire Agreement; Counterparts. This Agreement, including all documents incorporated herein by reference, constitutes the complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes and replaces any and all prior or contemporaneous discussions, negotiations, understandings and agreements, written and oral, regarding such subject matter. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

    Customer's and Exodus' authorized representatives have read the foregoing and all documents incorporated therein and agree and accept such terms effective as of the date first above written.


CUSTOMER                             EXODUS COMMUNICATIONS, INC.

Signature: /s/ Jeffrey W. Hodges     Signature: /s/ Exodus Communications, Inc.
          ----------------------                -------------------------------

Print Name: Jeffrey W. Hodges        Print Name:
           ---------------------                 ------------------------------

Title: CFO                           Title:
      --------------------------            -----------------------------------


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